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                                                                   EXHIBIT 10-35

                               PECO Energy Company
                        Supplemental Pension Benefit Plan
                    (As Amended and Restated January 1, 2001)

      PECO Energy Company ("PECO" or the "Company") originally established the PECO Energy Company Deferred Compensation and Supplemental Pension Benefit Plan (the "Executive Plan") and the PECO Energy Company Management Group Deferred Compensation and Supplemental Pension Benefits Plan (the "Management Plan"). The outstanding shares of PECO have been exchanged with shares of Exelon Corporation ("Exelon"), causing Exelon to become PECO's parent (the "Share Exchange"). Immediately thereafter, Unicom Corporation merged with and into Exelon (the "Merger"). In connection with the Share Exchange and Merger, Exelon assumed sponsorship of both the Executive Plan and the Management Plan. Effective January 1, 2001, the deferred compensation obligations of both the Executive Plan and the Management Plan were assumed by the [EXELON CORPORATION DEFERRED COMPENSATION PLAN], and the supplemental pension benefit obligations of the Executive Plan and the Management Plan were merged to form this plan (the "Plan").

      The purposes of this Plan are to permit the total pension of certain management and executive participants in the PECO Energy Company Service Annuity Plan (the "Service Annuity Plan") to be determined on a basis that is no less favorable than for all other participants in the Service Annuity Plan, to offset the impact of deferrals under certain incentive compensation programs on the pensions of participating employees, and to provide uniform rules and regulations of plan administration.

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            1. Administration. This Plan shall be administered by the
Compensation Committee (the "Committee") of the Board of Directors of Exelon (the "Board"). The Committee shall interpret the Plan; make factual determinations; establish such rules and regulations of plan administration that it deems appropriate; and appoint an administrator to assist the Committee in its responsibilities. The Committee's decisions with respect to the construction, administration and interpretation of the Plan shall be conclusive and binding, unless otherwise determined by the Board. The cost of the plan administration shall be paid by Exelon.

            2. Eligibility. Eligibility under the Plan is restricted to key management and executive employees of Exelon or any of its Subsidiaries (as defined below) who are selected by the Committee and participate in the Service Annuity Plan. For purposes of this Plan, "Subsidiary" shall mean a corporation in which Exelon owns, directly or indirectly, at least 50% of the combined voting power of all classes of stock entitled to vote.

            3. Supplemental Pension Benefit.

                  (a) (1) Exelon will supplement a participant's monthly pension or preretirement death benefit payable under the Service Annuity Plan by the amount which is the difference, if any, between such pension or preretirement death benefit and the monthly pension or preretirement death benefit which would have been payable under the Service Annuity Plan as if: (i) the provisions of the Service Annuity Plan were administered without regard to the maximum benefit limitations or the maximum compensation limitations imposed under the Internal Revenue Code of 1986, as amended; (ii) for purposes of calculating the participant's benefit under Section 3.1(a) (the "2% accrued" formula), the participant's salary includes in the year payable (whether or not deferred) the amount of any award under any annual incentive compensation program maintained by Exelon or the Subsidiary employing the participant; (iii) for purposes of calculating the participant's benefit under Section 3.1(b) (the "minimum" formula), the participant's annual base salary includes the amount of any award under any annual incentive


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compensation program maintained by Exelon or the Subsidiary employing the participant, whether paid currently or deferred, and in either case imputed ratably over the months worked by the participant in the year earned; and (iv) for purposes of both benefit formulas under the Service Annuity Plan, the participant's salary had not been reduced (whether before or after the Effective
Date) in connection with a deferral of cash compensation. In addition, for any participant whose compensation is established by the Board, such supplemental benefit will also reflect the following adjustment: for purposes of calculating the participant's benefit under Section 3.1(b) (the "minimum" formula), the participant's annual base salary shall include the amount of any award under PECO's prior Incentive Compensation Plan, whether paid currently or deferred, and in either case imputed ratably over the months worked by the participant in the year earned. Except as otherwise determined by the Committee, or as otherwise elected by the participant under this Paragraph, supplemental pension and death benefits will be in the same form and paid to the employee (or on his or her behalf, to his or her beneficiaries) in the same manner as payment of retirement and death benefits under the Service Annuity Plan. This supplement shall also reflect to the appropriate extent any post-retirement benefit increases with respect to benefits under the Service Annuity Plan. The supplemental benefit payable under this Plan for any participant identified in an Appendix to this Plan shall be made in the manner set forth herein with such adjustments as are described in such Appendix.

            (2) (A) In addition to the supplement described in Paragraph 3(a)(1), Exelon will supplement the monthly pension or preretirement death benefit payable


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under the Service Annuity Plan to an `eligible participant' (as defined below)
by the amount which is the difference between (i) the sum of such pension or preretirement death benefit, if any, and the supplement payable under Paragraph 3(a)(1), if any, and (ii) the monthly pension or preretirement death benefit which would be payable under the Service Annuity Plan if: (x) for purposes of Sections 3.1(a) and 3.1(b), such participant's aggregate compensation and annual base salary included the amount described in Section 5.1(b) of the participant's change in control agreement and was determined without regard to the maximum benefit limitations or the maximum compensation limitations imposed under sections 415 and 401(a)(17), respectively, of the Internal Revenue Code of 1986, as amended; provided, however, that such amount will be taken into account as if it was earned by the participant uniformly over the `severance period' (as defined below), and (y) for purposes of Section 3.1(b) and Articles IV and V, such participant is deemed to have attained the age he will attain as of the last day of the severance period and completed the number of years (for both vesting and benefit accrual purposes) he would otherwise have completed as of the last day of the severance period.

                  (B) Except as otherwise determined by the Committee, or as otherwise elected by the participant under this Paragraph, supplemental pension and death benefits will be in the same form and paid to the participant (or on his or her behalf, to his or her beneficiaries) in the same manner as payment of retirement and death benefits under the Service Annuity Plan. Notwithstanding the preceding sentence, an eligible participant may receive the supplement described in Paragraph 3(a)(2) immediately upon his termination of employment in the form of a lump sum or in any other payment form available under the Service Annuity Plan. This supplement will also reflect to the appropriate extent any post-retirement benefit increases with respect to benefits under the Service Annuity Plan.


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                  (C) For purposes of this Paragraph 3(a)(2), the following
definitions will apply:


            'Eligible participant' means a participant who has entered into a change in control agreement with PECO in contemplation of the merger between PECO and Unicom Corporation (i) whose employment is terminated by PECO during the Employment Period for a reason other than Cause or Disability, or (ii) who terminates his employment during the Employment Period for Good Reason (as those terms are defined in the applicable change in control agreement).

            'Severance Period' equals (i) in the case of a senior officer of PECO, 36 months, (ii) in the case of a vice president other than a senior officer of PECO, 24 months, and (iii) in the case of an eligible participant in compensation band D or above, other than a senior officer or vice president of PECO, 18 months.

            (b) (1) In any calendar year before the year of retirement but in no event less than ninety days prior to retirement, a participant, while employed by Exelon or any of its Subsidiaries, may elect to receive the present value of all or a portion (in increments of 25%) of the supplemental retirement benefit payable to the participant under Paragraph 3(a) in a lump sum at retirement; provided, however, that no such election shall accelerate the commencement of benefits. Notwithstanding the foregoing, however, a participant who retires from employment with Exelon or any of its Subsidiaries under any early retirement incentive arrangement or non-recurring reduction


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in force (including, but not limited to, the 1990 Special Retirement and Service
Completion Plan, the 1993 Nuclear Voluntary Retirement Incentive Plan, the 1993 Nuclear Voluntary Separation Plan, the 1993 Nuclear Involuntary Separation Plan, the 1994 Voluntary Retirement Incentive Plan, the 1994 Voluntary Separation Incentive Plan, and the 1998 Workforce Reduction Program) may, prior to separation from service with Exelon or any of its Subsidiaries, make a one-time irrevocable election to receive a lump sum distribution of the present value of all or a portion of the supplemental retirement benefit payable to the participant under Paragraph 3(a) in accordance with the terms of such arrangement or reduction in force and, if such election is approved by Exelon, receive such a distribution upon his or her retirement.

            (2) The present value of amounts payable in a lump sum pursuant to this Paragraph 3(b) will be actuarially determined by discounting the expected stream of annuity payments (based upon the life expectancy of the participant and, if applicable, the life expectancy of the participant's beneficiary as provided under the Contingent Annuity Option of the Service Annuity Plan, determined as of the date of payment under the mortality table used in the most recent actuarial analysis of the Service Annuity Plan) at a rate equivalent to the Pension Benefit Guaranty Corporation (PBGC) Immediate Annuity Rate in effect on January 1 of the year of retirement; provided, however, that a lump sum payable pursuant to a lump sum election made prior to June 1, 1993 (even if such election was later modified to apply to a lesser portion of the amount payable) shall be valued using the PBGC Immediate Annuity Rate in effect during the month in which the election is made, if the use of such rate would result in a larger lump sum payment. Such calculation shall reflect the Contingent Annuity Option benefit under


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the Service Annuity Plan if the participant otherwise satisfies the conditions for that benefit, but shall not reflect any possible post-retirement benefit increases; provided, however, that, if the participant's Contingent Annuity Option election under the Service Annuity Plan is not irrevocable at the time the lump sum payment is made hereunder, the participant will receive an initial lump sum payment reflecting the Contingent Annuity Option resulting in the smallest lump sum payment from the Plan and, at age 65 (or at the participant's death, if earlier), a payment will be made to the participant (or his or her beneficiary) equal to the balance due the participant (which shall be the present value of the difference between the value of the total pension payable to the participant or beneficiary at such time over the sum of the value of benefits payable to the participant or beneficiary under the Service Annuity Plan and the lump sum previously paid, taking into account the Contingent Annuity Option then in effect, the Contingent Annuity Option in effect between retirement and age 65, and increases in benefit payable under the Service Annuity Plan due to adjustment of Internal Revenue Code limitations, and reflecting the interest rate used to calculate the prior lump sum). The specific calculation methodology and manner of payment, which will be made in a manner acceptable to the Committee, will be applied in a uniform, non-discriminatory fashion.

            (c) (1) A participant may elect to have supplemental death benefits under Paragraph 3(a) paid to such beneficiary or beneficiaries as the participant may designate in writing, in the manner specified by the Committee. A change in beneficiary designation may be made at any time until the participant's death, notwithstanding that the form and amount of the benefit may be fixed upon the participant's termination of employment with Exelon or any of its Subsidiaries or other inter vivos determining event.


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In the absence of a written beneficiary designation, death benefits will be paid to the beneficiary or beneficiaries entitled to the participant's survivor and death benefits under the Service Annuity Plan.

            (2) Should a participant who has made a lump sum election as described in Paragraph 3(b)(1) prior to June 1, 1993 die between the time such election is made and the date payments are scheduled to begin, the present value of supplemental death benefits payable to the participant's beneficiary under Paragraph 3(a) shall be paid in a lump sum to the participant's beneficiary as soon as administratively practicable following the participant's death; provided, however, that the participant has not made a contrary election pursuant to the following sentence. In accordance with procedures prescribed by the Committee, a participant (including a participant described in the preceding sentence), while employed by Exelon or any of its Subsidiaries, may elect, or revoke or change a prior election, to have the present value of all or a portion of the supplemental death benefits payable to the participant's beneficiary under Paragraph 3(a) paid to the beneficiary in a lump sum as soon as administratively practicable following the participant's death; provided, however, that such election, or revocation or change, will not be effective unless made in any calendar year prior to the year in which the participant dies and at least ninety (90) days prior to the date of such participant's death.

            (3) The present value of amounts payable in a lump sum pursuant to Paragraph 3(c)(2) will be actuarially determined by discounting the expected stream of annuity payments (based upon the beneficiary's life expectancy determined as of the date of payment under the mortality table used in the most recent actuarial analysis of the Service Annuity Plan) at a rate equivalent to the Pension Benefit Guaranty Corporation


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      (PBGC) Immediate Annuity Rate in effect on January 1 of the year of the participant's death; provided, however, that a lump sum payable to the beneficiary of a participant who made a lump sum election under this Paragraph 3 prior to June 1, 1993 (even if such election was later modified, or revoked and reinstated, with respect to the participant's beneficiary) shall be valued using the PBGC Immediate Annuity Rate in effect during the month such election was made, if the use of such rate would result in a larger lump sum payment.

            4. Amendment or Discontinuance. The Plan may be altered, amended, suspended, or terminated at any time by the Compensation Committee of Exelon.

            5. No Right to Continued Employment. The Plan shall not confer upon any person any right to be continued in the employment of Exelon or any of its Subsidiaries.

            6. Governing Law. The Plan shall be governed by the law of the Commonwealth of Pennsylvania.


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                                   APPENDIX A

            Exelon shall supplement the monthly pension or preretirement death benefit payable under the Service Annuity Plan to Edward G. Bauer ("Bauer") and William F. Thompson ("Thompson") or their beneficiaries as follows: The amount of the supplement payable to each shall be the difference, if any, between such pension or preretirement death benefit and the monthly pension or preretirement death benefit which would have been payable to him under the Service Annuity Plan if, in the case of Bauer seven additional years, and in the case of Thompson, six additional years, of past service credits had been credited thereunder and were used to calculate his benefits. This supplement shall be paid under the Plan, and shall also reflect to the appropriate extent any post-retirement benefit increases granted with respect to benefits under the Service Annuity Plan. Supplemental pension and death benefits will be paid in the same form to Bauer and Thompson (or on their behalf, to their beneficiaries) in the same manner as payment of retirement and death benefits under the Service Annuity Plan, except the Committee may, in its sole discretion, accelerate the payment of benefits to a beneficiary. In all other respects, the terms of the Plan shall govern Bauer's and Thompson's benefits provided hereunder.


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                                   APPENDIX B

            Exelon shall supplement the monthly pension or preretirement death benefit payable under the Service Annuity Plan to Corbin A. McNeill, Jr. in the following manner:

            1. If Mr. McNeill's employment with Exelon or any of its Subsidiaries terminates after he has nonforfeitable rights to a pension payable under the Service Annuity Plan, Exelon will supplement Mr. McNeill's pension or, in the case of a pre-retirement death benefit, Mr. McNeill's beneficiary's pension, by the additional amount which would be payable under the Service Annuity Plan if Mr. McNeill's service for purposes of calculating benefits is increased by twenty additional years.

            2. Payments authorized under this Resolution shall be in the form and manner provided under Paragraph 3 of the Plan, including any post-retirement benefit increases and settlement options otherwise applicable to payments thereunder.

            3. In all other respects, the Plan shall govern Mr. McNeill's benefit provided hereunder.


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                                   APPENDIX C

            Exelon shall supplement the monthly pension or preretirement death benefit payable under the Service Annuity Plan to Joseph A. Carter and James W. Durham in the following manner:

            1. If the employment of Mr. Carter or Mr. Durham with Exelon or any of its subsidiaries terminates after he has nonforfeitable rights to a pension payable under the Service Annuity Plan, Exelon will supplement the individual's pension or, in the case of the pre-retirement death benefit, the individual's beneficiary pension, by the additional amount which would be payable under the Service Annuity Plan if the individual's service for purposes of calculating benefits were supplemented by an additional year of service for each completed year of service, to a maximum of 10 additional years of service.

            2. Payments authorized under this Appendix shall be in the form and manner provided under Paragraph 3 of the Plan, including any post-retirement benefit increases and settlement options otherwise applicable to payments thereunder.

            3. In all other respects, the Plan shall govern Mr. Carter's and Mr. Durham's benefits provided hereunder.


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                                   APPENDIX D

            Exelon shall supplement the monthly pension or preretirement death benefit payable under the Service Annuity Plan to William J. Kaschub and Gwendolyn S. King in the following manner:

            1. If the employment of Mr. Kaschub or Ms. King with Exelon or any of its Subsidiaries terminates after the individual has nonforfeitable rights to a pension payable under the Service Annuity Plan, Exelon will supplement the individual's pension or, in the case of the pre-retirement death benefit, the pension of the individual's beneficiary, by the additional amount which would be payable under the Service Annuity Plan if the individual's service for purposes of calculating benefits were supplemented by an additional year of service for each completed year of service, to a maximum of 10 additional years of service.

            2. Payments authorized under this resolution shall be in the form and manner provided under Paragraph 3 of the Plan, including any post-retirement benefit increases and settlement options otherwise applicable to payments thereunder.

            3. In all other respects, the Plan shall remain in full force and effect as to Mr. Kaschub and Ms. King's benefits provided hereunder.


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                                   APPENDIX E

            Exelon shall supplement the monthly pension or preretirement death benefit payable under the Service Annuity Plan to William L. Bardeen in the following manner:

            1. If Mr. Bardeen's employment with Exelon or any of its subsidiaries terminates after he has nonforfeitable rights to a pension payable under the Service Annuity Plan, Exelon will supplement Mr. Bardeen's pension or, in the case of a pre-retirement death benefit, the pension of Mr. Bardeen's beneficiary, by the additional amount which would be payable under the Service Annuity Plan if Mr. Bardeen's service for purposes of calculating benefits is increased by twenty additional years.

            2. Payments authorized under this Resolution shall be in the form and manner provided under Paragraph 3 of the Plan, including any post-retirement benefit increases and settlement options otherwise applicable to payments thereunder.

            3. In all other respects, the Plan shall govern Mr. Bardeen's benefits provided hereunder.


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                                   APPENDIX F

            Exelon shall supplement the monthly pension or preretirement death benefit payable under the Service Annuity Plan to Gregory A. Cucchi in the following manner:

            1. If Mr. Cucchi's employment with Exelon or any of its subsidiaries terminates after he has nonforfeitable rights to a pension payable under the Service Annuity Plan, Exelon will supplement Mr. Cucchi's pension or, in the case of a pre-retirement death benefit, the pension of Mr. Cucchi's beneficiary, by the additional amount which would be payable under the Service Annuity Plan if Mr. Cucchi's service for purposes of calculating benefits included Mr. Cucchi's service as Chief Executive Officer of Exelon Infrastructure Services, Inc.

            2. Payments authorized under this Resolution shall be in the form and manner provided under Paragraph 3 of the Plan, including any post-retirement benefit increases and settlement options otherwise applicable to payments thereunder.

            3. In all other respects, the Plan shall govern Mr. Cucchi's benefits provided hereunder.


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                                   APPENDIX G

            Exelon shall supplement the monthly pension or preretirement death benefit payable under the Service Annuity Plan to James W. Langenbach in the following manner:

            1. If Mr. Langenbach's employment with Exelon or any of its subsidiaries terminates before he becomes eligible for a vested pension from the Service Annuity Plan, Exelon will supplement Mr. Langenbach's pension or, in the case of a pre-retirement death benefit, the pension of Mr. Langenbach's beneficiary, by the additional amount which would be payable under the Service Annuity Plan if Mr. Langenbach had been credited with eligibility and vesting service (but not benefit accrual service) under the Service Annuity Plan for such service credited to him under the GPU Companies Employee Pension Plan immediately prior to the date he began employment with PECO.

            2. Payments authorized under this Resolution shall be in the form and manner provided under Paragraph 3 of the Plan, including any post-retirement benefit increases and settlement options otherwise applicable to payments thereunder.

            3. In all other respects, the Plan shall govern Mr. Langenbach benefits provided hereunder.


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